News Release

For Further Information:
Jessica Gulis, 248.559.0840
ir@cnfrh.com
For Immediate Release

Conifer Holdings Announces Reinsurance Agreement with Swiss Re;
Debt Re-Financing and Management Equity Infusion
Company to Host Conference Call at 8:30 AM ET tomorrow, October 3, 2017

Birmingham, MI, October 2, 2017 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced several strategic initiatives designed to strengthen the Company’s financial position and accelerate its goals of returning to profitability in the coming quarters.

Announcement Highlights

•	Strengthened reserve position through agreement with Swiss Re to cover loss development of up to $17.5 million in excess of stated reserves as of June 30, 2017.

•	Completed $30.0 Million Private Placement of Subordinated Notes with an affiliate of Elanus Capital Management, LLC (“Elanus”) providing long-term flexibility and less restrictive terms.

•	Repaid senior credit facility.

•	Commitments for up to $5.0 million of additional common equity through a private placement.

•	Company expects book value per share to be approximately $6.22 at September 30, 2017.

Management Comments
James Petcoff, Chairman and CEO, commented, “We believe today’s announcement represents an important moment in Conifer’s history, as we have implemented a number of initiatives designed to strengthen our financial position while simultaneously accelerating the Company’s ability to achieve consistently profitable results. After a thorough review, we felt it was prudent to proactively pursue decisive measures to curtail the challenging loss trends we have experienced, particularly in personal lines, and more specifically Florida homeowners in recent quarters. These efforts were taken to both strengthen our reserve position from past periods in a manner that reduces volatility in our earnings while also increasing financial flexibility to pursue growth opportunities in the lines where we are performing above our industry peers. Further, we concluded

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all of these initiatives in the third quarter of 2017, which we believe positions Conifer for success in the coming fourth quarter and into 2018 and beyond.”

Reinsurance Agreement with Swiss Re
Conifer’s agreement with Swiss Re, effective September 28, 2017, provides up to $17.5 million of reinsurance for adverse net loss reserve development for accident years 2005 through 2016. Conifer retains sole responsibility for all claims activities, which is important to the Company’s ongoing value proposition to all of its customers.

The agreement attaches when net losses exceed $1.4 million of the $36.6 million carried reserves at June 30, 2017, and extends to $19.5 million in coverage up to $57.5 million (inclusive of a 10% co-participation). The consideration for this agreement is a payment of $7.2 million. There is a 35% contingent recovery depending on the performance of the reserves over time.

The agreement, which will be reflected in Conifer’s third quarter 2017 financial statements as a retroactive reinsurance agreement, will result in a one-time charge to ceded premiums of $7.2 million, or approximately $0.84 per common share.

Conifer Re-financing Review
The Company also announced the completion of a private placement of $30.0 million in aggregate principal amount of subordinated notes with Elanus.

Terms of Subordinated Notes
The subordinated notes have a maturity date of September 29, 2032, bear interest, payable quarterly at a fixed annual rate of 8.0%, and allows for up to four quarterly interest deferrals. The notes include an issuer call option at par from July 1, 2018, through October 31, 2018, and at 105% of par any time after September 29, 2020.

Use of Proceeds
The Company utilized the proceeds to repay the $16.4 million outstanding balance on a $30.0 million senior lender credit facility which consisted of two term notes totaling $12.5 million and a $17.5 million revolver.

The Company intends to use additional proceeds from the financing to support general working capital purposes and finance growth strategies.

Management Equity Infusion
In conjunction with the agreement and the re-financing, the Company also announced that it has $5 million in commitments through the issuance of common equity through a private placement at a price of $6.25 per

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share. Conifer’s common stock closing market price on the Nasdaq Stock Market on Thursday, September 28, 2017, was $6.05 per share.

The Company will use the proceeds to strengthen Conifer’s balance sheet and expects its book value to be approximately $6.22 per share at September 30, 2017. At September 30, 2017, there is expected to be a valuation allowance against the Company’s deferred tax assets, which is estimated to be approximately $15.3 million.  That represents approximately $1.79 per share that will not be reflected in the book value at quarter end.

The participants in the private placement consisted mainly of members of the Company’s management team and insiders, including Chairman and CEO Jim Petcoff.

Management Concluding Statement
Mr. Petcoff continued, “Our entire management team believes strongly in the future of Conifer, based on our strong performance in core lines coupled with our past experience as a specialty niche writer of insurance. We entered into an agreement that we believe is in the best interest of the Company and its shareholders by decreasing the volatility in our earnings and allowing the pursuit of further growth in our core lines.”

“Finally, we felt it was critical that management and our Board (including myself) directly participated in supporting the Company through an investment that stabilizes book value. This investment was made at a price above market, which reflects both our commitment to shareholders and reiterates our belief in the future of Conifer.”

Company Provides Update on Catastrophe Losses from Hurricane Harvey and Hurricane Irma
The Company also announced estimated catastrophe pre-tax losses incurred during the third quarter ending September 30, 2017 of approximately $4.5 million, net of expected reinsurance recoveries. The Company’s third quarter catastrophe losses included claims from two category 4 hurricanes, Hurricane Harvey in Texas and Hurricane Irma in Florida.

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Announcement Conference Call
The Company will hold a conference call/webcast on Tuesday, October 3, 2017 at 8:30 a.m. ET to discuss today’s announcement.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast:        On the Event Calendar at IR.CNFRH.com
Conference Call:    844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

Stonybrook Capital acted as exclusive financial advisor to Conifer on the subordinated debt transaction.

About the Company
Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009. Through its subsidiaries, Conifer offers customized insurance coverage solutions in both specialty commercial and specialty personal product lines marketing mainly through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market (Nasdaq: CNFR).  Additional information is available on the Company’s website at www.CNFRH.com.

Forward-Looking Statement
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2017 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.